Exhibit 99.1

Immunome Reports Second Quarter 2024 Financial Results and Provides Business Update

08/12/2024

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on the development of first-in-class and best-in-class targeted oncology therapies, today announced financial results for the second quarter ended June 30, 2024, and provided a business update.

“Immunome is focused on establishing and developing a broad pipeline of differentiated oncology therapies. We continue to advance work required to prepare AL102 for regulatory submissions, and we are moving towards submitting INDs for IM-1021 and IM-3050,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer. “These programs are supported by an expanding team of drug developers, including leaders who previously contributed to the successful development and commercialization of ADCs and small molecules.”

Dr. Siegall continued, “In addition to our clinical pipeline, we have identified multiple promising ADC targets, all of which offer first-in-class potential. We believe that cost-effective business development efforts combined with focused research can accelerate the expansion of our pipeline and that rigorous science provides the foundation for transformative cancer therapies.”

Pipeline Highlights

Full enrollment for the Phase 3 RINGSIDE Part B study of AL102 for the treatment of desmoid tumors was completed in February 2024, and Immunome continues to expect to report topline data for RINGSIDE Part B in the second half of 2025. In parallel, Immunome is performing additional manufacturing and pharmacology work required to support a new drug application filing for AL102.

Immunome also anticipates submitting INDs for IM-1021 and IM-3050 in the first quarter of 2025, as previously disclosed.

These programs are complemented by robust discovery efforts centered on next-generation ADCs and active business development activity, including recent transactions with Atreca, Nectin Therapeutics, Bluefin Biomedicine, and OncoResponse intended to expand Immunome’s ADC toolbox.

Second Quarter 2024 Financial Results

•	As of June 30, 2024, cash, cash equivalents and marketable securities totaled $278.4 million. Immunome’s current cash runway is expected to extend into 2026.

•	Research and development expenses for the quarter ended June 30, 2024 were $29.1 million, including stock-based compensation costs of $1.0 million.
•	In-process research and development expenses for the quarter ended June 30th, 2024 were $6.3 million. These expenses were related to Immunome’s business development activity.
•	General and administrative expenses for the quarter ended June 30, 2024 were $7.0 million, including stock-based compensation expense of $2.2 million.
•	Immunome reported a net loss of $36.1 million for the quarter ended June 30, 2024.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted therapies designed to improve outcomes for cancer patients. We are advancing an innovative portfolio of therapeutics, drawing on leadership that previously played key roles in the design, development and commercialization of cutting-edge targeted cancer therapies, including antibody-drug conjugates (ADCs). In addition to a portfolio of discovery-stage ADCs, our pipeline includes AL102, a gamma secretase inhibitor currently in a Phase 3 trial for treatment of desmoid tumors, as well as IM-1021, a ROR1 ADC, and IM-3050, a FAP-targeted radioligand, both of which are the subject of INDs expected to be submitted in the first quarter of 2025. For more information, visit www.immunome.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “believe,” “expected,” “look forward” and similar expressions to identify these forward-looking statements. These forward-looking statements include, but are not limited to, Immunome’s expected timing for filing an IND for IM-1021 and IM-3050; Immunome’s expected timing for providing topline data for the Phase 3 RINGSIDE Part B trial; Immunome’s expected cash runway; the potential of Immunome’s ADC targets to provide first-in-class potential; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the risk that Immunome will not be able to realize the benefits of its strategic transactions; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that Immunome’s product candidates and development candidates fail to achieve their intended endpoints; the reliance on Immunome’s management; the prior experience and successes of Immunome’s management team not being indicative of any future success; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and successfully execute on its business plan, including the development and commercialization of its pipeline and integration of newly acquired assets; and other risks and uncertainties indicated from time to time described in Immunome’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, in Immunome’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, being filed with the SEC today, and in Immunome’s other filings with the SEC. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

Immunome, Inc.

Consolidated Balance Sheets

(Unaudited; In thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$165,332	$98,679
Marketable securities	113,021	39,463
Prepaid expenses and other current assets	5,931	6,561
Total current assets	284,284	144,703
Property and equipment, net	6,096	2,073
Operating right-of-use assets	2,523	1,564
Restricted cash	100	100
Other long-term assets	3,212	100
Total assets	$296,215	$148,540
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,047	$3,311
Accrued expenses and other current liabilities	20,264	8,025
Deferred revenue, current	12,589	10,493
Total current liabilities	39,900	21,829
Deferred revenue, non-current	—	5,489
Operating lease liabilities, net of current portion	2,477	1,340
Total liabilities	42,377	28,658
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	4
Additional paid-in capital	642,251	342,663
Accumulated other comprehensive income	2	22
Accumulated deficit	(388,421)	(222,807)
Total stockholders’ equity	253,838	119,882
Total liabilities and stockholders’ equity	$296,215	$148,540

Immunome, Inc.

Consolidated Statements of Operations

(Unaudited; In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Collaboration revenue	$2,364	$4,263	$3,393	$6,627
Operating expenses:
In-process research and development	6,312	—	118,266	—
Research and development	29,083	5,716	44,452	9,629
General and administrative	6,978	4,320	12,983	7,242
Total operating expenses	42,373	10,036	175,701	16,871
Loss from operations	(40,009)	(5,773)	(172,308)	(10,244)
Interest income	3,887	216	6,694	417
Net loss	$(36,122)	$(5,557)	$(165,614)	$(9,827)
Net loss per share, basic and diluted	$(0.60)	$(0.46)	$(2.97)	$(0.81)
Weighted-average shares outstanding, basic and diluted	59,936,703	12,197,801	55,740,543	12,190,182
Comprehensive loss
Net loss	$(36,122)	$(5,557)	$(165,614)	$(9,827)
Unrealized loss on marketable securities	(2)	—	(20)	—
Comprehensive loss	$(36,124)	$(5,557)	$(165,634)	$(9,827)

(1) Amounts include non-cash stock based compensation as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	$1,041	$427	$1,424	$857
General and administrative	2,186	606	3,962	1,400
Total share-based compensation expense	$3,227	$1,033	$5,386	$2,257